CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 26, 2013, relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Reports to Shareholders of Causeway International Value Fund, Causeway Emerging Markets Fund, Causeway Global Value Fund, Causeway International Opportunities Fund and Causeway Global Absolute Return Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights—International Value Fund”, “Financial Highlights—Global Value Fund”, “Financial Highlights—Emerging Markets Fund”, “Financial Highlights—International Opportunities Fund”, “Financial Highlights – Global Absolute Return Fund”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 28, 2014